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                                                                   EXHIBIT 10.28


                           LOAN MODIFICATION AGREEMENT

        This Loan Modification Agreement is entered into as of February 22, 2001, by and between Talarian Corporation ("Borrower") and Silicon Valley Bank ("Bank").

1. DESCRIPTION OF EXISTING INDEBTEDNESS: Among other indebtedness which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to, among other documents, an Amended and Restated Loan and Security Agreement, dated August 6, 1998, as may be amended from time to time, (the "Loan Agreement"). The Loan Agreement provided for, among other things, a Committed Revolving Line in the original principal amount of One Million Dollars ($1,000,000). The Loan Agreement was modified, pursuant to, among other things, a Loan Modification Agreement dated February 22, 2000, pursuant to which, among other things, the Committed Revolving Line was increased to Two Million Dollars ($2,000,000). Defined terms used but not otherwise defined herein shall have the same meanings as in the Loan Agreement.

Hereinafter, all indebtedness owing by Borrower to Bank shall be referred to as the "Indebtedness".

2. DESCRIPTION OF COLLATERAL AND GUARANTIES. Repayment of the Indebtedness is secured by the Collateral as described in the Loan Agreement and by the Intellectual Property Collateral as described in that certain Intellectual Property Security Agreement, dated July 11, 1997, by and between Borrower and Bank.

Hereinafter, the above-described security documents and guaranties, together with all other documents securing repayment of the Indebtedness shall be referred to as the "Security Documents". Hereinafter, the Security Documents, together with all other documents evidencing or securing the Indebtedness shall be referred to as the "Existing Loan Documents".

3. DESCRIPTION OF CHANGE IN TERMS.

        A. Modification(s) to Loan Agreement

                1 The following term defined under Section 13.1 entitled
                  "Definitions," is hereby amended to read as follows:

                  "Revolving Maturity Date" is February 22, 2002.

4. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

5. PAYMENT OF LOAN FEE. Borrower shall pay Bank a fee in the amount of Seven Thousand Five Hundred and 00/100 Dollars ($7,500.00) ("Loan Fee") plus all out-of-pocket expenses.

6. NO DEFENSES OF BORROWER. Borrower (and each guarantor and pledgor signing below) agrees that, as of the date hereof, it has no defenses against the obligations to pay any amounts under the Indebtedness.

7. CONTINUING VALIDITY. Borrower (and each guarantor and pledgor signing below) understands and agrees that in modifying the existing Indebtedness, Bank is relying upon Borrower's representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank's agreement to modifications to the existing Indebtedness pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Indebtedness. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Indebtedness. It is the intention of Bank and Borrower to retain as liable parties all makers and endorsers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker, endorser, or guarantor will be released by virtue of this Loan Modification Agreement. The terms of this paragraph apply not only to this Loan Modification Agreement, but also to all subsequent loan modification agreements.

8. CONDITIONS. The effectiveness of this Loan Modification Agreement is conditioned upon payment of the Loan Fee.

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        This Loan Modification Agreement is executed as of the date first written above.

BORROWER:                                   BANK:

TALARIAN CORPORATION                        SILICON VALLEY BANK

By: /s/ MICHAEL A. MORGAN                   By: [SIGNATURE ILLEGIBLE]
   --------------------------------            ---------------------------------
Name: Michael A. Morgan                     Name: [NAME ILLEGIBLE]
      -----------------------------               ------------------------------
Title: CFO                                  Title: VP
       ----------------------------                -----------------------------



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